Jennison Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								July 28, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Sector Funds, Inc.
 File No. 811-03175


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Sector Funds, Inc. for the semi-annual period ended May 31, 2006. The Form N-SAR was filed using the EDGAR system.



Very truly yours,


													/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of July 2006.







Jennison Sector Funds, Inc.





Witness: /s/ Jeanne Mauritzen				By:/s/ Jonathan D. Shain
       Jeanne Mauritzen  	      			          Jonathan D. Shain
    				     	     		         Assistant Secretary